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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               _________________

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 June 3, 1996

                               _________________


                                 EPITOPE, INC.
              (Exact name of Registrant as specified in charter)

                                    Oregon
                (State or other jurisdiction of incorporation)

                                    1-10492
                             (Commission File No.)

                                  93-0779127
                       (IRS Employer Identification No.)

    8505 S.W. Creekside Place
        Beaverton, Oregon                                     97008
       (Address of principal executive offices)             (Zip Code)

              Registrant's telephone number, including area code:

                                (503) 641-6115

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Item 5.   Other Events.

          On June 3, 1996, Epitope, Inc. ("Epitope") issued a press release and memorandum to the investment community announcing Food and Drug Administration ("FDA") approval of Epitope's Western blot HIV-1 confirmatory test for use with its oral specimen collection device. Copies of the press release and memorandum are attached as exhibits to this report.

          On June 5, 1996, Adolph J. Ferro, Ph.D., President and Chief Executive Officer of Epitope, discussed the approval and related matters in a conference call with members of the investment community. Dr. Ferro made several forward-looking statements during the call, including:

          1. Epitope does not anticipate problems with manufacturing its oral specimen collection device or the Western blot confirmatory test. Epitope believes manufacturing capacity will be adequate to meet projected demand.

          2. Both Epitope and its marketing partner, SmithKline Beecham plc ("SB"), plan to begin marketing oral specimen collection devices for use with the Western blot confirmatory test within two to three months.

          3. SB will market the oral specimen collection device in two formats: a bundled format consisting of the oral specimen collection device and a prepaid testing service, and an unbundled format consisting of only the oral specimen collection device. The price of the bundled format is likely to be $25 or more.

          4. Epitope's target market in the insurance industry is testing of applicants for policies of under $100,000. Epitope estimates that this target market represents potential sales of $40 to $60 million annually.

          5. Recent FDA approval of Johnson & Johnson's blood-based HIV home testing kit may accelerate the need for testing in the insurance industry. Insurance companies may find it necessary to test more applicants to discourage individuals who find out that they are HIV positive from applying for life insurance from an insurer known not to test all applicants.

          6. Approval of the Western blot confirmatory test is expected to eliminate restrictions imposed by several states on use of oral specimen testing for HIV. Prior to approval, an initial positive result from an oral specimen had to be confirmed with a blood test. Some states have not permitted oral specimen testing on the theory that individuals who were asked to return for a second, blood-based test would assume they were HIV positive, before a confirmatory test had been conducted. Epitope expects that most states will allow use of its oral specimen collection device by August 1996.

          7. Epitope is considering the possibility of spinning off Agritope, Inc., Epitope's agricultural biotechnology subsidiary, under conditions that would be beneficial to shareholders.

          Dr. Ferro noted that the forward-looking statements are subject to factors described in Epitope's Annual Report on Form 10-K for the year ended September 30, 1995, and other documents filed with the Securities and Exchange Commission. These factors include unexpected interruption of supply or manufacturing operations, changes in SB's marketing strategy or emphasis, development of competing products, market acceptance of oral testing, changes in insurance industry practices, unexpected delays in obtaining state approvals, changes in federal or state law or regulations, and changes in Epitope's business strategy.



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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   Not applicable.

          (b)   Not applicable.

          (c)   Exhibits.

          The exhibits filed herewith are listed in the exhibit index following the signature page of this report.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EPITOPE, INC.


Dated:  June 17, 1996       By:
                                  Gilbert N. Miller
                                  Executive Vice President and Chief
                                  Financial Officer
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                                 EXHIBIT INDEX


99.1      Press release of Epitope, Inc., dated June 3, 1996.

99.2 Memorandum to the investment community from Gus Allen/Mary Hagen, dated June 3, 1996.